UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 16, 2004
Date of Report (date of earliest event reported)

HYPERION SOLUTIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-26934 (Commission File Number)	77-0277772 (IRS Employer Identification Number)

1344 Crossman Avenue
Sunnyvale, California 94089
(Address of principal executive offices, including zip code)

(408) 744-9500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement

1.    Employment Agreement with Jeffrey R. Rodek, Executive Chairman of the Company.

     On September 16, 2004, in connection with Jeffrey R. Rodek’s appointment as the Executive Chairman of the Company, the Company and Mr. Rodek entered into an employment agreement, effective as of July 21, 2004 (“Mr. Rodek’s Employment Agreement”). Mr. Rodek’s Employment Agreement provides for a salary of $600,000 per year, but provides that he is ineligible to participate in the Company’s annual incentive bonus plan. Mr. Rodek’s Employment Agreement provides for four months, or for the period through the end of the current one-year term of the agreement or any one-year renewal thereof, whichever is greater, of severance payments in the event of early termination by the Company without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company.

2.    Employment Agreement with Godfrey R. Sullivan, Chief Executive Officer of the Company.

          On September 16, 2004, in connection with Godfrey R. Sullivan’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Sullivan entered into an employment agreement, effective as of July 21, 2004 (“Mr. Sullivan’s Employment Agreement”). Mr. Sullivan’s Employment Agreement provides for a salary of $500,000 per year, and an annual incentive bonus target of 90% of his salary, with a maximum opportunity bonus of two times the targeted amount. In addition, Mr. Sullivan’s Employment Agreement provides for 12 months of severance payments in the event of early termination without cause or, under certain circumstances, voluntary termination within 12 months of a change in control of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Employment Agreement effective as of July 21, 2004 between the Company and Jeffrey R. Rodek.

10.2	Employment Agreement effective as of July 21, 2004 between the Company and Godfrey R. Sullivan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.

HYPERION SOLUTIONS CORPORATION
Date: September 20, 2004	By:	/s/ David Odell
		Name:	David Odell
		Title:	Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement effective as of July 21, 2004 between the Company and Jeffrey R. Rodek.

10.2	Employment Agreement effective as of July 21, 2004 between the Company and Godfrey R. Sullivan.